EXHIBIT 99.1

Amtech Reports Fourth Quarter and Fiscal 2019 Results

TEMPE, Ariz., November 21, 2019 /PRNewswire/ -- Amtech Systems, Inc. (NASDAQ: ASYS), a manufacturer of capital equipment, including thermal processing and wafer polishing, and related consumables used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon power chips, electronic assemblies and light-emitting diodes (LEDs), today reported results for its fourth quarter and year ended September 30, 2019.

Fourth Quarter Fiscal 2019 Financial and Operational Highlights from Continuing Operations:

•	Net revenue of $20.2 million
•	Income from continuing operations, net of tax, of $1.0 million
•	Income per diluted share from continuing operations of $0.07
•	Customer orders of $20.3 million
•	Unrestricted cash of $53.0 million

Fiscal 2019 Financial and Operational Highlights from Continuing Operations:

•	Net revenue of $85.0 million
•	Income from continuing operations, net of tax, of $3.1 million
•	Income per diluted share from continuing operations of $0.22
•	Customer orders of $76.6 million
•	September 30, 2019 backlog of $17.3 million

Mr. J.S. Whang, Executive Chairman and Chief Executive Officer of Amtech, commented, "We can now report that we are in the final stages of the planned divestiture of our solar business and expect to have an announcement before 2019 year-end. Additionally, while evaluating how R2D, our French automation division, might fit into our power semi strategy, a buy-out offer was submitted by certain key members of R2D management. After careful consideration, we accepted the offer and expect to complete the sale in fiscal Q1 2020. We are confident that each of these divestitures is the right decision for Amtech and these businesses. We see this as another step completed in our plan to dedicate our focus and resources to our semiconductor and silicon carbide growth opportunities.”

Mr. Whang continued, “We believe we are on a well-defined path to build our power semi business, including making key investments to develop next-generation equipment and enhance and expand our product portfolio, increasing capacity, and other select investments in our silicon carbide and semi businesses. As the market shifts from silicon to silicon carbide solutions for many next-generation applications, we expect to be ready with leading-edge technology solutions. We see indicators that the semi industry will rebound in the second half of 2020, and we will be ready to participate in the recovery and growth. We believe the future is bright and look forward to converting our investments to greater value for all Amtech stakeholders.”

GAAP Financial Results

(in millions, except per share amounts)	Q4 FY	Q3 FY	Q4 FY	12 Months	12 Months
	2019	2019	2018	2019	2018
Net revenues	$20.2	$21.0	$23.1	$85.0	$100.1
Gross profit	$8.6	$7.9	$8.2	$33.4	$36.9
Gross margin	42.4%	37.4%	35.5%	39.2%	36.9%
Operating income (loss)	$1.7	$1.4	$(1.1)	$4.9	$6.1
Operating margin	8.2%	6.4%	-4.8%	5.8%	6.1%
Income (loss) from continuing operations, net of tax	$1.0	$0.9	$(1.1)	$3.1	$6.6
Diluted income (loss) per share from continuing operations	$0.07	$0.06	$(0.08)	$0.22	$0.44

Net revenues decreased 4% from the preceding quarter and 13% from the fourth quarter of fiscal 2018, as macroeconomic conditions and trade tensions continue to impact the semiconductor cycle. Gross margin increased in the fourth quarter of fiscal 2019, both on a sequential and year-over-year basis, primarily due to favorable product mix. Operating margin improved sequentially to 8.2%, as strong gross margin performance was partially offset by an increase in selling, general and administrative expenses, primarily due to employee-related expenses. Income from continuing operations, net of tax, for the fourth quarter of fiscal 2019 was $1.0 million dollars, or 7 cents per share. This is compared to a loss of $1.1 million dollars, or 8 cents per share, for the fourth quarter of fiscal 2018, which included a goodwill impairment charge of $2.2 million in our Automation segment, and income of $0.9 million dollars, or 6 cents per share, in the preceding quarter.

Outlook

For the quarter ending December 31, 2019, further softness is expected due to continued trade tensions and the semiconductor equipment industry downcycle. Revenues for the quarter are expected to be in the range of $16 to $18 million. Gross margin for the quarter ending December 31, 2019 is expected to be in the mid 30% range, with operating margin break-even to slightly positive. The outlook assumes continued weakness in demand given soft business conditions due to the ongoing macroeconomic uncertainties and excludes the impact of any potential restructuring actions.

The semiconductor equipment industries can be cyclical and inherently impacted by changes in market demand. Additionally, operating results can be significantly impacted, positively or negatively, by the timing of orders, system shipments, and the financial results of semiconductor manufacturers.

A portion of Amtech’s results are denominated in Renminbis, a Chinese currency.  The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the Renminbi.  Changes in the value of the Renminbi in relation to the United States Dollar could cause actual results to differ from expectations.

Conference Call

Amtech Systems will host a conference call and webcast today at 8:30 a.m. ET to discuss fourth quarter and fiscal year financial results.  Those in the USA wishing to participate in the live call should dial (844) 868-9329. From Canada, dial (866) 605-3852, and internationally, dial (412) 317-6703.  Request “Amtech” when connected to the operator.  A replay of the call will be available one hour after the end of the conference call through November 28, 2019.  To access the replay please dial US toll free (877) 344-7529 and enter code 10136104.  Internationally, dial (412) 317-0088 and use the same code.  A live and archived web cast of the conference call can be accessed in the investor relations section of Amtech’s website at www.amtechsystems.com.

About Amtech Systems, Inc.

Amtech Systems, Inc. is a leading, global manufacturer of capital equipment, including thermal processing and wafer polishing, and related consumables used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon power chips, electronic assemblies and light-emitting diodes (LEDs). We sell these products to semiconductor and automotive component manufacturers worldwide, particularly in Asia, North America and Europe.  Our strategic focus is on semiconductor growth opportunities in power electronics, leveraging our strength in our core competencies in thermal and substrate processing. We are a market leader in the high-end power chip market (SiC and 300mm silicon horizontal thermal reactor), developing and supplying essential equipment and consumables used in the semiconductor industry. Amtech’s products are recognized under the leading brand names BTU International, Bruce TechnologiesTM, and PR HoffmanTM.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries (“Amtech”), other than statements of historical fact, are hereby identified as “forward-looking statements” (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release.  Examples of forward-looking statements include statements regarding Amtech’s future financial results, operating results, business strategies, projected costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, the planned divestiture of our solar business, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as “may,” “plan,” “anticipate,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” “predict,” “potential,” “project,” “should,” “would,” “could”, “likely,” “future,” “target,” “forecast,” “goal,” “observe,” and “strategy” or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the “SEC”) for the year-ended September 30, 2019, listed various important factors that could affect the Company’s future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf.  These factors can be found under the heading “Risk Factors” in the Form 10-K and investors should refer to them.  Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties.  Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Amtech Systems, Inc. Lisa D. Gibbs Chief Financial Officer (480) 967-5146 irelations@amtechsystems.com	Christensen Investor Relations Patty Bruner (480) 201-6075 pbruner@christensenir.com

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

November 21, 2019

(Unaudited)

Summary Financial Information for Continuing Operations

(in thousands, except percentages and ratios)

	Three Months Ended			Years Ended September 30,
	September 30, 2019	June 30, 2019	September 30, 2018	2019	2018
Amtech Systems, Inc.
Revenues, net of returns and allowances	$20,174	$21,003	$23,079	$85,035	$100,053
Gross profit	$8,560	$7,850	$8,193	$33,357	$36,918
Gross margin	42%	37%	35%	39%	37%
Operating income (loss)	$1,653	$1,351	$(1,100)	$4,916	$6,072
New orders	$20,344	$16,278	$26,461	$76,560	$102,219
Backlog	$17,326	$17,237	$26,291	$17,326	$26,291
Semiconductor Segment
Revenues, net of returns and allowances	$15,188	$16,254	$19,218	$66,455	$80,163
Gross profit	$6,866	$6,566	$7,238	$27,365	$30,522
Gross margin	45%	40%	38%	41%	38%
Operating income	$2,316	$1,951	$2,726	$8,744	$11,848
New orders	$16,163	$12,899	$19,478	$60,625	$81,868
Backlog	$14,902	$13,931	$21,023	$14,902	$21,023
SiC/LED Segment
Revenues, net of returns and allowances	$4,352	$3,074	$3,041	$13,682	$13,761
Gross profit	$1,814	$1,038	$914	$5,338	$5,284
Gross margin	42%	34%	30%	39%	38%
Operating income	$1,388	$607	$520	$3,641	$3,672
New orders	$2,399	$2,697	$4,230	$11,973	$14,769
Backlog	$966	$2,934	$2,695	$966	$2,695
Automation Segment
Revenues, net of returns and allowances	$634	$1,675	$820	$4,898	$6,129
Gross (loss) profit	$(120)	$246	$41	$654	$1,112
Gross margin	-19%	15%	5%	13%	18%
Operating loss	$(394)	$(52)	$(2,666)	$(786)	$(2,897)
New orders	$1,782	$682	$2,753	$3,962	$5,582
Backlog	$1,458	$372	$2,573	$1,458	$2,573

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

November 21, 2019

(Unaudited)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Years Ended September 30,
	2019	2018	2019	2018
Revenues, net of returns and allowances	$20,174	$23,079	$85,035	$100,053
Cost of sales	11,614	14,886	51,678	63,135
Gross profit	8,560	8,193	33,357	36,918

Selling, general and administrative	6,126	6,225	24,263	25,743
Research, development and engineering	743	821	3,068	2,856
Impairment charges	—	2,247	—	2,247
Restructuring charges	38	—	1,110	—
Operating income (loss)	1,653	(1,100)	4,916	6,072

Gain on sale of other assets	—	—	—	2,883
Income from equity method investment	—	—	—	234
Interest income and other, net	341	342	852	738
Income (loss) from continuing operations before income taxes	1,994	(758)	5,768	9,927
Income tax provision	1,012	352	2,633	3,296
Income (loss) from continuing operations, net of tax	982	(1,110)	3,135	6,631
(Loss) income from discontinued operations, net of tax	(184)	(7,843)	(8,297)	(1,326)
Net income (loss)	$798	$(8,953)	$(5,162)	$5,305

Income (Loss) Per Basic Share:
Basic income (loss) per share from continuing operations	$0.07	$(0.08)	$0.22	$0.45
Basic loss per share from discontinued operations	$(0.01)	$(0.53)	$(0.58)	$(0.09)
Net income (loss) per basic share	$0.06	$(0.61)	$(0.36)	$0.36

Income (Loss) Per Diluted Share:
Diluted income (loss) per share from continuing operations	$0.07	$(0.08)	$0.22	$0.44
Diluted loss per share from discontinued operations	$(0.01)	$(0.53)	$(0.58)	$(0.09)
Net income (loss) per diluted share	$0.06	$(0.61)	$(0.36)	$0.35

Weighted average shares outstanding - Basic	14,266	14,730	14,240	14,833
Weighted average shares outstanding - Diluted	14,304	14,730	14,275	15,065

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

November 21, 2019

(Unaudited)

Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2019	September 30, 2018
Assets
Current Assets
Cash and cash equivalents	$52,982	$45,897
Restricted cash	101	18
Accounts receivable
Trade (less allowance for doubtful accounts of $172 and $454 at September 30, 2019, and September 30, 2018, respectively)	12,873	17,985
Unbilled and other	—	291
Inventory	17,532	17,835
Contract assets	36	—
Held-for-sale assets	22,755	45,322
Other current assets	1,991	2,884
Total current assets	108,270	130,232
Property, Plant and Equipment - Net	10,217	10,509
Intangible Assets - Net	870	1,130
Goodwill - Net	6,633	6,633
Other Assets	487	902
Total Assets	$126,477	$149,406
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$4,371	$6,867
Accrued compensation and related taxes	2,717	3,359
Accrued warranty expense	556	644
Other accrued liabilities	1,274	667
Current maturities of long-term debt	371	350
Contract liabilities	1,378	1,519
Income taxes payable	1,434	2,357
Held-for-sale liabilities	18,547	31,798
Total current liabilities	30,648	47,561
Long-Term Debt	5,178	5,542
Income Taxes Payable	3,199	3,213
Total Liabilities	39,025	56,316
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 14,268,797 and 14,216,596 at September 30, 2019, and September 30, 2018, respectively	143	142
Additional paid-in capital	125,098	124,316
Accumulated other comprehensive loss	(11,233)	(9,974)
Retained deficit	(26,556)	(21,394)
Total shareholders’ equity	87,452	93,090
Total Liabilities and Shareholders’ Equity	$126,477	$149,406

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

November 21, 2019

(Unaudited)

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended September 30,
	2019	2018
Operating Activities
Net (loss) income	$(5,162)	$5,305
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,690	1,854
Non-cash impairment charges	—	7,006
Write-down of inventory	3,193	542
Capitalized interest	106	143
Provision for allowance for doubtful accounts, net	1,074	45
Deferred income taxes	220	209
Non-cash share-based compensation expense	573	855
Loss (gain) on sale of property, plant and equipment	(11)	(92)
Gain on sale of subsidiary	(1,614)	—
Gain on sale of other assets	—	(2,883)
Income from equity method investment	—	(234)
Changes in operating assets and liabilities:
Accounts receivable	299	3,274
Inventory	(435)	3,965
Contract and other assets	12,847	10,649
Accounts payable	(1,787)	(10,164)
Accrued income taxes	(3,011)	(1,749)
Accrued and other liabilities	(6,876)	1,960
Contract liabilities	(933)	(34,453)
Net cash provided by (used in) operating activities	173	(13,768)
Investing Activities
Purchases of property, plant and equipment	(714)	(1,495)
Proceeds from sale of property, plant and equipment	—	114
Net cash disposed of in sale of subsidiary	(1,112)	—
Proceeds from sale of other assets	—	5,732
Net cash (used in) provided by investing activities	(1,826)	4,351
Financing Activities
Proceeds from the exercise of stock options	210	1,892
Repurchases of common stock	—	(4,000)
Payments on long-term debt	(376)	(368)
Borrowings on long-term debt	9	—
Net cash used in financing activities	(157)	(2,476)
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(1,552)	(1,372)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(3,362)	(13,265)
Cash, Cash Equivalents and Restricted Cash, Beginning of Year*	62,496	75,761
Cash, Cash Equivalents and Restricted Cash, End of Year*	$59,134	$62,496

*	Includes Cash, Cash Equivalents and Restricted Cash that are included in Held-For-Sale Assets on the Consolidated Balance Sheets.